Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEARSIGN COMBUSTION CORPORATION

ANNOUNCES FIRST QUARTER 2014 RESULTS

SEATTLE, WA – MAY 8, 2014 - ClearSign Combustion Corporation (Nasdaq: CLIR), an emerging leader in combustion and emissions control technology for industrial, commercial and utility markets, today announced its results for the quarter ended March 31, 2014. The Company incurred losses of $1,646,000 for the three months ended March 31, 2014 as compared to losses of $1,357,000 for the same period in 2013.

Research and development costs totaled $607,000 for the three months ended March 31, 2014 as compared to $458,000 for the same period in 2013 reflecting increased personnel levels and research activities in 2014. General and administrative costs increased to $1,040,000 for the three months ended March 31, 2014 as compared to $903,000 for the same period in 2013 reflecting increased marketing costs.

Working capital at March 31, 2014 totaled $5,939,000, including cash and cash equivalents of $6,503,000. Management expects these funds to be sufficient to fund activities at least through early 2015.

"The first quarter of 2014 has been a highly productive one for ClearSign," said CEO, Rick Rutkowski. "In addition to completing a $6.5 million financing round with several institutional investors, we successfully demonstrated a combination of performance features in our next generation Duplex™ Ultra-Low NOx burner technology that we believe are unmatched by any technology in the marketplace. These features offer the potential to deliver the lowest NOx emissions levels of any available NOx control technology (including Selective Catalytic Reduction (SCR) systems) coupled with performance advantages that can result in major cost savings for customers across multiple market segments.

"We have progressed in our negotiations with both prospective partners and customers in several key market segments and expect to report a successful outcome to these discussions in the weeks ahead. The level of business development activity has increased steadily and substantially since the early part of this year and continues to gather momentum. In particular, the response to our recent announcement that we have achieved sub-5ppm NOx results at a commercial scale of 5mmBtu/h has been enthusiastically received by both prospective end-user customers and partners.

"We continue to focus our plans for market entry into segments of the combustion and emissions control market that we believe offer significant opportunities for long term growth and profitability. Our goal has been to target large segments of the market where we can offer clear advantages and deliver compelling economic benefits including improvements to plant capacity and availability, increased energy efficiency, reduced maintenance cost and not only environmental compliance, but in many cases, the potential to future-proof and mitigate regulatory risk."

ClearSign Combustion Corporation – Q1 2014 Results May 8, 2014 Page 2

Rutkowski continued, "In the package boiler market, ClearSign’s technology will allow for the elimination or avoidance of costly External Flue Gas Recirculation (FGR) and SCR while delivering enhanced thermal efficiency. Our goal is to have pilot systems in the market as early as the second half of this year and to enter the retrofit market aggressively alongside our prospective partners in the first half of next year. We believe our retrofit solution will offer the highest performance combined with the lowest cost of ownership of any system in the marketplace.

"We continue to garner significant interest from owners and operators of Once Through Steam Generator (OTSG) systems used broadly in oil production. With thousands of these very large systems in operation in North America alone, we believe that this segment represents a significant growth opportunity for the company based on the clear cost-performance advantages that our technology offers over competing solutions. We are working on agreements that will allow us to demonstrate our technology at one or more pilot sites in the second half of this year which will set the stage for market entry and delivery of best-in-class NOx control solutions for OTSGs beginning in 2015.

"In the refinery process heater sector we believe that our ability to couple Ultra-Low NOx emissions with dramatic improvements in flame shape offers potential for significant reductions in operating costs and increases in valuable plant capacity. By virtually eliminating the possibility of flame impingement on process tubes containing volatile hydrocarbons, not only could plant throughput be increased, but safety is also improved by preventing the conditions that lead to dangerous ruptures. Currently, we are in discussions with some of the world’s leading oil companies to identify sites and time frames for on-site pilot demonstrations.

"We have also provided cost and feasibility data of retrofit solutions for refineries to the South Coast Air Quality Management District (SCAQMD), representing the greater Los Angeles area, in response to a solicitation to review candidate technologies for best available retrofit control (BARCT) technology. They have invited ClearSign to present our technology and results at the Air and Waste Management Association’s annual meeting in June of this year.

"In the solid fuel sector, as evidenced by test results achieved in cooperation with Covanta, we have demonstrated the ability of Electrodynamic Combustion Control™ (ECC™) to improve flame shape far beyond what is possible using conventional technology. We believe this may result in a significant increase in process throughput while reducing unscheduled maintenance by reducing impingement on process tubes, as well as by significantly reducing emissions of both visible and ultra-fine (PM2.5) particulates. We are in late-stage negotiations with several leading US and Canadian solid-fuel users and anticipate announcing a cooperative effort to accelerate market introduction in short order."

A conference call discussing the release of the Company's results for the first quarter ended March 31, 2014. The conference call will be held today, Thursday, May 8th, 2014, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-800-860-2442 (international: +1-412-858-4600) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. Click here or visit ClearSign's Investor Relations page to listen to the call online. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10045798. The replay will be available for 7 days after the conference call.

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About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, and fuel flexibility and overall cost effectiveness. Our primary technologies include our Electrodynamic Combustion Control™ (ECC™) and Duplex™ platform technologies that improve control of flame shape and heat transfer and optimizes the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Annual Report on Form 10-K and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:

Media Contact:

Kimberly Setliff,

Antenna Group for ClearSign

(415) 977-1942

clearsign@antennagroup.com

Investor Relations:

(206) 538-2732

investors@clearsign.com

ClearSign Combustion Corporation – Q1 2014 Results May 8, 2014 Page 4